EXHIBIT 99.2

Synchronicity Software, Inc.

Unaudited Financial Statements as of December 31, 2003 and June 30, 2004 and for the Six Months Ended June 30, 2003 and 2004

SYNCHRONICITY SOFTWARE, INC.

BALANCE SHEETS

	June 30, 2004	December 31, 2003
	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and equivalents	$968,944	$1,443,710
Accounts receivable, net of allowances of $300,000	3,682,750	2,595,415
Prepaid commissions	733,708	751,210
Prepaid expenses and other current assets	80,488	150,498

Total current assets	5,465,890	4,940,833

PROPERTY AND EQUIPMENT:
Office and computer equipment	2,352,441	2,302,349
Computer software	683,823	670,698
Furniture and fixtures	116,278	116,278
Leasehold improvements	20,096	20,096

Total property and equipment	3,172,638	3,109,421

Less accumulated depreciation and amortization	(2,961,709)	(2,874,197)

Property and equipment, net	210,929	235,224

OTHER ASSETS	126,034	148,315

TOTAL ASSETS	$5,802,853	$5,324,372

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

CURRENT LIABILITIES:
Current portion of long-term debt	$800,000	$69,285
Convertible promisory notes payable	2,127,134	1,552,896
Advances under line of credit	1,630,890	1,779,829
Accounts payable and accrued liabilities	932,358	581,755
Accrued payroll and commissions	1,207,040	1,085,753
Deferred revenue	6,288,599	5,851,893

Total current liabilities	12,986,021	10,921,411

REDEEMABLE CONVERTIBLE PREFERRED STOCK	41,019,046	40,216,672

STOCKHOLDERS’ DEFICIENCY:
Convertible Preferred Stock, Series A, $.01 par value, 200,000 shares authorized, issued and outstanding (liquidation preference, $1,000,000)	2,000	2,000
Common stock, $.01 par value, 19,410,912 shares authorized; 4,457,835 and 4,422,835 shares issued and outstanding at June 30, 2004 and December 31, 2003, respectively	44,578	44,234
Additional paid-in capital	7,237,212	7,235,806
Accumulated deficit	(55,486,004)	(53,095,751)

Total stockholders’ deficiency	(48,202,214)	(45,813,711)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$5,802,853	$5,324,372

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
	(unaudited)	(unaudited)
REVENUE:
Software licenses	$3,797,679	$4,992,208
Services	2,462,491	2,599,758

Net revenue	6,260,170	7,591,966

COST OF REVENUE:
Software licenses	152,198	32,118
Services	646,723	630,339

Total cost of revenue	798,921	662,457

GROSS PROFIT	5,461,249	6,929,509

OPERATING EXPENSES:
Selling and marketing (1)	3,965,471	3,947,143
Research and development (1)	2,864,089	2,883,385
General and administrative (1)	1,195,660	1,494,508
Stock-based compensation	408,494	—
Amortization of purchased technology	1,302,048	—

Total operating expenses	9,735,762	8,325,036

LOSS FROM OPERATIONS	(4,274,513)	(1,395,527)

INTEREST EXPENSE, Net	(32,926)	(120,403)

OTHER (INCOME) EXPENSE, Net	3,443	(5,993)

LOSS BEFORE PROVISION FOR INCOME TAXES	(4,303,996)	(1,521,923)
PROVISION FOR INCOME TAXES	48,807	65,956

NET LOSS	$(4,352,803)	$(1,587,879)

(1) Excludes noncash amortization of stock-based compensation as follows:

Research and development	$172,838	$—
Sales and marketing	176,507	—
General and administrative	59,149	—

	$408,494	$—

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

STATEMENTS OF CASH FLOWS

SIX MONTHS ENDED JUNE 30, 2003 AND JUNE 30, 2004

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,352,803)	$(1,587,879)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	1,532,108	87,512
Stock-based compensation	408,494	—
Gain on sale of property and equipment	(1,063)	—
Changes in operating assets and liabilities
Accounts receivable	4,074,277	(1,087,335)
Prepaid commissions	214,536	17,502
Prepaid expenses and other current assets	87,845	70,009
Accounts payable and accrued expenses	(161,486)	350,602
Accrued payroll and commissions	(1,422,947)	121,286
Deferred revenue	(727,581)	436,706

Cash used in operating activities	(348,620)	(1,591,597)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(181,651)	(63,217)
Proceeds from sale of property and equipment	1,887	—
Other assets	(8,584)	22,282

Cash used in investing activities	(188,348)	(40,935)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances under line of credit	3,530,905	6,187,890
Advances under long-term debt	—	800,000
Payment on line of credit	(5,171,489)	(6,336,829)
Payment of long-term debt	(151,859)	(69,285)
Proceeds from exercise of common stock options	14,320	1,750
Proceeds from issuance of subordinated convertible notes preferred stock, net of issuance costs	—	574,240

Cash provided by (used in) financing activities	(1,778,123)	1,157,766

DECREASE IN CASH AND EQUIVALENTS	(2,315,091)	(474,766)

CASH AND EQUIVALENTS—Beginning of period	3,965,699	1,443,710

CASH AND EQUIVALENTS—End of period	$1,650,608	$968,944

NONCASH FINANCING ACTIVITIES:
Accretion of preferred stock issuance costs	$17,172	$—

Accretion of preferred stock dividends	$802,374	$802,374

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$39,198	$44,175

Cash paid for income taxes	$48,807	$65,956

See notes to financial statements.

SYNCHRONICITY SOFTWARE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

Note 1. Interim Condensed Financial Statements

The accompanying unaudited condensed financial statements of Synchronicity Software, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States. These accounting principles were applied on a basis consistent with those of the financial statements contained in the Company’s financial statements for the fiscal year ended December 31, 2003. The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2003. In the opinion of management, the accompanying unaudited condensed financial statements contain all adjustments (consisting only of normal, recurring adjustments) necessary for a fair presentation. The operating results for the six month period ended June 30, 2004 may not be indicative of the results expected for any succeeding period or the entire fiscal year.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and judgments, which are evaluated on an on-going basis, that affect the amounts reported in the Company’s unaudited condensed financial statements and accompanying notes. Management bases its estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates and judgments.

Note 2. Stock-Based Compensation

The Company applies the intrinsic-value method of accounting for stock options granted to employees. The Company accounts for stock options and awards to nonemployees using the fair-value method. Under the intrinsic-value method, compensation associated with stock awards to employees is determined as the difference, if any, between the current fair value of the underlying common stock on the date compensation is measured and the price an employee must pay to exercise the award. The measurement date for employee awards is generally the date of grant. Under the fair-value method, compensation associated with stock awards to nonemployees is determined based on the estimated fair value of the award itself, measured using either current market data or an established option pricing model. The measurement date for nonemployee awards is generally the date performance of services is complete. During the year ended December 31, 2003, the Company had recognized all remaining unearned compensation.

SYNCHRONICITY SOFTWARE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

The following sets forth the pro forma disclosures of the compensation expense determined under the fair value provisions of Statement of Financial Accounting Standards No. 123 (“SFAS 123”). Had compensation expense for all stock options been determined based on fair value as prescribed by SFAS 123, pro forma net loss would have been as follows:

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
	(unaudited)	(unaudited)
Reported net loss	$(4,352,803)	$(1,587,879)
Add stock-based employee and director compensation included in net loss, net of tax	408,494	—
Less total stock-based employee and director compensation, net of tax	(765,731)	(331,788)

Pro forma net loss	$(4,710,040)	$(1,919,667)

The fair value of each option grant was estimated on the date of grant using the minimum value option-pricing model and was based on the following assumptions:

	Six Months Ended June 30, 2003	Six Months Ended June 30, 2004
	(unaudited)	(unaudited)
Dividend yield	0%	0%
Expected lives of options	4 years	4 years
Expected volatility of underlying stock	100%	100%
Risk-free interest rate	4.30%	4.30%

Note 2. Concentration of Credit Risk

The following sets forth information regarding customer concentrations of revenue for the six months ended June 30, 2003 and 2004 and accounts receivable as of June 30, 2004:

	Revenue		Accounts Receivable 2004
	2003	2004
Customer A	—	23%	45%
Customer B	—	—	29%
Customer C	12%		—
Customer D	11%		—
Customer E	10%		—

SYNCHRONICITY SOFTWARE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

Note 3. Comprehensive Loss

Comprehensive loss was equal to net loss for each period.

Note 4. Lines of Credit and Term Loans

Lines of Credit

The domestic line of credit allows for borrowings of up to the lesser of 80% of eligible domestic receivables or $2,000,000. Outstanding balances bear interest at the prime rate, plus 3%. The original agreement, scheduled to expire on March 24, 2004, was extended under the same terms and expired on April 30, 2004. In April 2004, the agreement was extended and expired on June 30, 2004.

The foreign line of credit allows for borrowings of up to the lesser of 90% of eligible foreign receivables or $500,000 of availability provided under the Export-Import Bank of the United States guarantee of certain foreign receivables and inventories. Outstanding balances bear interest at the prime rate, plus 3%. The original agreement, scheduled to expire on March 24, 2004, was extended under the same terms and was to expire on April 30, 2004. In April 2004, the agreement was extended and expired on June 30, 2004.

Outstanding borrowings under the lines of credit were $1,779,829 and $1,630,889 at December 31, 2003 and June 30, 2004, respectively. In June 2004, the Company failed to repay amounts due on the lines of credit and obtained a waiver from the bank through August 31, 2004. All outstanding amounts under the lines were paid in full on August 4, 2004.

Term Loans

In May 2004, the Company entered into a term loan agreement for up to $800,000. Outstanding balances bear interest at the Prime Rate plus 3% and are guaranteed by the Company’s investors. The agreement expired on June 30, 2004. As of June 30, 2004, $800,000 was outstanding on this term loan. All outstanding amounts under this term loan were paid in full on August 4, 2004.

In June 2004, the Company entered into an additional term loan agreement for up to $700,000. Outstanding balances bear interest at the Prime Rate plus 3% and are guaranteed by the Company’s investors. The agreement expired on June 30, 2004. As of June 30, 2004, no amounts were outstanding on this term loan.

In June 2004, the Company failed to repay the amounts due on the term loans and obtained a waiver from the bank through August 31, 2004.

Other Loans

Equipment advances outstanding at August 2002 and 2001, under the old line of credit, were converted into a term note, which was payable in equal installments of principal and interest over a 36-month period. As of December 31, 2003, the outstanding balance of this note was $69,285. All outstanding amounts under this term note were repaid in May 2004.

SYNCHRONICITY SOFTWARE, INC.

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS - CONTINUED

Note 5. Convertible Promissory Notes

On July 31, 2003, the Company entered into Subordinated Secured Convertible Promissory Notes (the “Notes”) for proceeds of $1,502,801. The notes accrue interest at 8% per annum. All unpaid principal and accrued interest is due and payable at the earlier of January 30, 2004, an event of default or automatically converted into preferred stock if the Company enters into a new preferred stock financing. On January 30, 2004, the Notes were amended, to change the maturity date from January 30, 2004 to April 30, 2004. Also on January 30, 2004, the Company issued additional Notes under the same terms for proceeds of $497,198. In April 2004, the maturity date was extended to June 15, 2004, and in June 2004, the maturity date was extended to August 4, 2004. In August, these notes were converted as part of the merger agreement (Note 6).

Note 6. Subsequent Events

On August 4, 2004, MatrixOne, Inc. (“MatrixOne”) acquired the Company. MatrixOne acquired the Company by means of a merger of the Company and InSync Merger Corporation, a Delaware corporation and wholly owned subsidiary of MatrixOne International, Inc., a Delaware corporation and a wholly owned subsidiary of MatrixOne (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of June 4, 2004 (the “Merger Agreement”).

As a result of the Merger, the Company became a wholly owned subsidiary of MatrixOne in exchange for cash consideration of $4.5 million and the issuance of approximately 2.3 million shares (the “Merger Consideration”) of MatrixOne common stock (“MatrixOne Common Stock”). Pursuant to the Merger Agreement (i) each share of the Company’s common stock was converted into the right to receive an amount in cash equal to $0.10, (ii) each share of the Company’s Series A Preferred Stock was converted into the right to receive an amount in cash equal to $0.10, (iii) the Subordinated Secured Convertible Promissory Notes dated July 31, 2003 and January 30, 2004 were converted into the right to receive a number of shares of MatrixOne Common Stock based upon their preferences and outstanding principal and accrued interest, as prescribed in the Merger Agreement, and (iv) each share of the Company’s Series B, C, D and E Preferred Stock was converted into 0.274, 0.303, 0.087 and 0.263 shares, respectively, of MatrixOne Common Stock. All of the outstanding options to purchase shares of the Company’s common stock granted under the Company’s 1996 Stock Option Plan and 1999 Stock Option and Incentive Plan were cancelled and retired.

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